SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2003

SONTRA MEDICAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Minnesota	000-23017	41-1649949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Forge Parkway

Franklin, Massachusetts 02038

(Address of Principal Executive Offices) (Zip Code)

(508) 553-8850

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events.

On August 27, 2003, Sontra Medical Corporation (the “Company”) announced that its Common Stock will continue to be listed on the Nasdaq SmallCap Market pursuant to a conditional exception from Nasdaq’s minimum $2.5 million stockholders’ equity requirement for continued listing set forth in Marketplace Rule 4310(c)(2)(B). A Listings Qualifications Panel granted the conditional exception after a hearing held on July 31, 2003.

The exception received from Nasdaq is subject to certain conditions. The Company is required to file with the Securities and Exchange Commission, on or before October 15, 2003, a balance sheet no older than 45 days prior to the filing evidencing stockholders’ equity of at least $2.5 million. In addition, the Company is required to timely file its Form 10-QSB for the third quarter of 2003 showing stockholders’ equity of at least $2.5 million as of September 30, 2003. The Company is also required to submit to Nasdaq, on or before January 30, 2004, an unaudited balance sheet and income statement for the fiscal year ending December 31, 2003 evidencing stockholders’ equity of at least $2.5 million. Finally, the Company is required to timely file its Form 10-KSB for fiscal 2003 showing stockholders’ equity of at least $2.5 million as of December 31, 2003. Provided that the Company is deemed to meet each of the conditions on a timely basis, the Common Stock will remain listed on The Nasdaq SmallCap Market. In the event that the Company fails to meet any of the conditions, the Common Stock will be delisted from Nasdaq.

The Company’s unaudited consolidated balance sheet as of September 30, 2003 evidencing stockholders’ equity of at least $2.5 million is filed as an exhibit to this report.

Item 7.    Exhibits.

(c) Exhibits.

The exhibits listed in the Exhibit Index immediately preceding such exhibits are filed with this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sontra Medical Corporation

Date: October 14, 2003	By:	/s/ SEAN F. MORAN
Sean F. Moran Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Consolidated Balance Sheet as of September 30, 2003 (unaudited) of Sontra Medical Corporation